EXHIBIT 23(b)

                          Consent of Price Waterhouse LLP


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 12, 1998 appearing on page 16 of Doughtie's Foods, Inc. Annual Report on Form 10-K for the year ended December 27, 1997.


                                          /s/ Price Waterhouse LLP
Price Waterhouse LLP
Norfolk, Virginia
June 10, 1998